UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
C&J ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-5673219
(State of incorporation or organization)	(IRS Employer Identification No.)
10375 Richmond Avenue, Suite 2000
Houston, Texas 770424
(713) 260-9900
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-173177, 333-173188
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby is the common stock, $0.01 par value per share (the “Common Stock”), of C&J Energy Services, Inc., a Delaware corporation (the “Registrant”).
     A description of the Common Stock is set forth under the caption “Description of Our Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-173177) initially filed with the United States Securities and Exchange Commission (the “Commission”) on March 30, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference. A parallel description of the Common Stock is set forth under the caption “Description of Our Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-173188) initially filed with the Commission on March 30, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Commission.

Exhibit No.	Description
1.	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-173177)).

2.	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-173177)).

3.	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-173177)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

C&J Energy Services, Inc.
By:	/s/ Theodore R. Moore
	Name:	Theodore R. Moore
	Title:	Vice President—General Counsel & Corporate Secretary

Date: July 26, 2011

INDEX TO EXHIBITS

Exhibit No.	Description
1.	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-173177)).

2.	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-173177)).

3.	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-173177)).